                                                                    EXHIBIT 4.5


                               September 29, 1998


Carmike Cinemas, Inc.
Carmike Plaza
1301 First Avenue
Columbus, Ga 31901-2109

ATTENTION:                 John O. Barwick, III
                           Vice President/Finance

         RE:      AMENDMENT OF CARMIKE CINEMAS, INC.
                  10.53% SENIOR NOTES DUE 2005

Dear Sirs:

         Reference is made to the 10.53% Senior Notes (the "Notes") of Carmike Cinemas, Inc. (the "Company") due 2005 in the original principal amount of $75,000,000 issued pursuant to that certain Note Purchase Agreement (the "Agreement"), dated June 1, 1990, between the Company and The Mutual Life Insurance Company of New York, ALISA Life Insurance Company, General Services Life Insurance Company, Life Investors Insurance Company, Monumental Life Insurance Company, Pacific Fidelity Life Company, National Old Line Insurance Company, IDS Life Insurance Company, IDS Life Insurance Company of New York, American Enterprise Life Insurance Company, Principal Mutual Life Insurance Company, The Equitable Life Assurance Society of the United States and their successors or assigns (hereinafter collectively referred to as the "Purchasers"). Capitalized terms used herein and not defined herein shall have the same meanings as ascribed them in the Agreement.

         The Company, as issuer of all the Notes, and the Purchasers do hereby agree to amend the Agreement, effective as of September 30,1998, to delete
Section 6.12(d)(i) thereof in its entirety and to substitute therefor a new
Section 6.12(d)(i) to read as follows:

                  "(i)     the ratio of all outstanding Debt of the Company and
                  its Restricted Subsidiaries to Cash Flow at such Incurrence Date does not exceed (A) 5.0 to 1.0 on any Incurrence Date during the period from and including September 30, 1998 through and including December 30, 1998, and (B) 4.5 to 1.0 on any Incurrence Date thereafter; and"

         The Purchasers do hereby waive any Event of Default, if any, arising under Section 8.1(d) of the Agreement resulting from the breach, if any, by the Company of the terms of other Debt of the Company or its Restricted Subsidiaries provided that (a) such breach pertains to the Company's failure to maintain a required ratio of indebtedness to cash flow for the period ending September 30,1998, and (b) the holders of such other Debt have either waived such breach by the Company or have amended the terms of such Debt so that such breach no longer exists.

Page Two


         The Company shall pay to the Purchasers upon execution of this Waiver and Amendment Agreement a fee equal to 25 basis points multiplied by the principal amount of the Notes outstanding.

         Except as waived or amended herein, the terms of the Notes and the Agreement remain in full force and effect, without modification or waiver, and the terms of the Notes, Agreement and the Representations and Warranties contained therein are in all respects ratified and confirmed. The Company represents and warrants that there are no other defaults, or defaults which with the passage of time will become Events of Default under the terms of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment Agreement to be executed by their duly authorized officers on the day and year first above written.


                                    CARMIKE CINEMAS, INC.

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------


                                    J. ROMEO & CO.

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    PFL LIFE INSURANCE COMPANY

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    BANKERS UNITED LIFE INSURANCE COMPANY

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    LIFE INVESTORS INSURANCE COMPANY OF AMERICA

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    MONUMENTAL LIFE INSURANCE COMPANY

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    ALLIANCE CAPITAL MANAGEMENT L.P.

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    IDS LIFE INSURANCE COMPANY

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    IDS LIFE INSURANCE COMPANY OF NEW YORK

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                                    AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------

                               September 29, 1998


Carmike Cinemas, Inc.
Carmike Plaza
1301 First Avenue
Columbus, Ga 31901-2109

ATTENTION:                 John O. Barwick, III
                           Vice President/Finance

         RE:      AMENDMENT OF CARMIKE CINEMAS, INC.
                  10.53% SENIOR NOTES DUE 2005

Dear Sirs:

         Reference is made to the 10.53% Senior Notes (the "Notes") of Carmike Cinemas, Inc. (the "Company") due 2005 in the original principal amount of $75,000,000 issued pursuant to that certain Note Purchase Agreement (the "Agreement"), dated June 1, 1990, between the Company and The Mutual Life Insurance Company of New York, ALISA Life Insurance Company, General Services Life Insurance Company, Life Investors Insurance Company, Monumental Life Insurance Company, Pacific Fidelity Life Company, National Old Line Insurance Company, IDS Life Insurance Company, IDS Life Insurance Company of New York, American Enterprise Life Insurance Company, Principal Mutual Life Insurance Company, The Equitable Life Assurance Society of the United States and their successors or assigns (hereinafter collectively referred to as the "Purchasers"). Capitalized terms used herein and not defined herein shall have the same meanings as ascribed them in the Agreement.

         The Company, as issuer of all the Notes, and the Purchasers do hereby agree to amend the Agreement, effective as of September 30,1998, to delete
Section 6.12(d)(i) for all time periods ending on or after September 30, 1998 thereof in its entirety and to substitute therefor a new Section 6.12(d)(i) to read as follows:

                  "(i)     the ratio of all outstanding Debt of the Company and
                  its Restricted Subsidiaries to Cash Flow at such Incurrence Date does not exceed (A) 5.0 to 1.0 on any Incurrence Date during the period from and including September 30, 1998 through and including December 30, 1998, and (B) 4.5 to 1.0 on any Incurrence Date thereafter; and"

         The Purchasers do hereby waive any Event of Default, if any, arising under Section 8.1(d) of the Agreement resulting from the breach, if any, by the Company of the terms of other Debt of the Company or its Restricted Subsidiaries provided that (a) such breach pertains to the Company's failure to maintain a required ratio of indebtedness to cash flow for the period ending September 30,1998, and (b) the holders of such other Debt have either permanently waived such breach by the Company or have amended the terms of such Debt so that such breach no longer exists, and will no longer exist for such breach.

Page Two


         The Company shall pay to the Purchasers upon execution of this Waiver and Amendment Agreement a fee equal to 25 basis points multiplied by the principal amount of the Notes outstanding. This Agreement shall not become effective until said fee has been received by each Purchaser.

         Except as waived or amended herein, the terms of the Notes and the Agreement remain in full force and effect, without modification or waiver, and the terms of the Notes, Agreement and the Representations and Warranties contained therein are in all respects ratified and confirmed. The Company represents and warrants that there are no other defaults, or defaults which with the passage of time will become Events of Default under the terms of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment Agreement to be executed by their duly authorized officers on the day and year first above written.


                                    CARMIKE CINEMAS, INC.


                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------


                                    PRINCIPAL LIFE INSURANCE COMPANY

                                    By:               /s/
                                         ---------------------------------------
                                         Title:       /s/
                                                 -------------------------------